EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

ems PR contact:

Gregor Goebel

ems ePublishing AG

+49 721 165276

gregor.goebel@ems-ag.de

Versant Signs Definitive Agreement to Sell its Catalog Business to EMS

Versant’s Catalog Customers Gain Access to Broader Capabilities;

Versant Renews its Focus on Data Management

Fremont, California, September 13, 2004 - Versant Corporation (NASDAQ: VSNT), an industry leader in specialized data management and data persistence software, today announced that it has signed a definitive agreement to sell its catalog business to ems ePublishing AG (EMS), a privately-held German company, that specializes in catalog and procurement systems. Under the terms of the agreement, EMS will acquire all outstanding stock of Poet GmbH, a wholly owned subsidiary of Versant Corporation, in a cash transaction. Poet GmbH employs 25 people and owns the complete assets (and liabilities) of Versant’s catalog products including X-Solutions. The detailed terms of the transaction including the purchase payment, royalty payments and other terms are available in the Form 8-K, which is being filed with the Securities and Exchange Commission concurrent with this press release.

Versant acquired the catalog business and its X-Solutions product line as part of the merger with Poet Holdings in March 2004. Versant decided to divest the catalog business, as it was not focused on Versant’s principal business of developing and marketing data management and data access software and solutions.

“This transaction is a win-win deal for all parties involved. The X-Solutions customers will be serviced by a partner that with this transaction becomes the leading vendor in the catalog and procurement space in Europe. Versant can now focus on growing its data management business”, said Jochen Witte, president of Versant’s European operations.

“This transaction is another significant milestone in completing the integration of the merger with Poet and should improve our operating P&L. The cash inflow through this transaction will also strengthen our balance sheet,” said Nick Ordon, chairman and chief executive officer of Versant. “This sale gives our valued catalog customers a strong future and frees up significant resources to focus on growing our database business and our upcoming launch of data access products.”

“With the acquisition we have achieved two goals: active consolidation in the market and expanded product portfolio”, said Dr. Jakob Karszt, CEO of ems ePublishing AG.  “Poet´s X-Solutions completes our catalog product offering that we will offer under the Poet brand. We now address all aspects of professional catalog and product information management in large organizations — for both buy-side and sell-side solutions. We welcome the Poet customers to the growing ems family of global players from the manufacturing and the trading industry.”

About ems ePublising AG

ems ePublishing AG is a leading provider of integrated solutions for optimizing the Content Supply Chain. With the assistance of ems solutions international operating companies from the industries of manufacturing, trade and publishing houses save cost and time in creation, management and cross media usage of product information and editorial content. The component based software architecture of ems ePublishing AG offers flexible and integrative solutions that meet customers needs and ensure completeness, continuity and investment certainty. More information at http://www.ems-ag.de

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in data management and open data access software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 5,000 installations, Versant has been a highly reliable partner for over 14 years for Global 2000 companies such as British Airways, US Government, Financial Times, IBM, and MCI. For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Forward-looking statements are statements about future events or forecasts or Versant’s future performance and may be identified by the use of words such as “expects”, “anticipates”, “believes” or other similar words or phrases. This press release contains forward-looking statements concerning several matters including, without limitation: the servicing of existing catalog business customers by EMS, the impact of Versant’s sale of its catalog business on its ability to focus on growing its data management business. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future and that these statements involve risks and uncertainties that may cause Versant’s actual results and the subject matter of these forward-looking statements to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: the state of the market for database management products; our ability to timely develop new and relevant products; the impact of competitive technologies and product offerings on our sales and prices; our ability to develop and offer products that successfully and flexibly operate in different computing environments; the performance of our resellers; delays in sales cycles for our products and services, the absence of continuing issues or liabilities regarding the catalog business, continued integration issues related to our merger with Poet Holdings and our ability to successfully preserve cash. These and other related risks are described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Reports on Form 10-K and 10-Q made with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this press release, and the Company has no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Versant and Poet are either registered trademarks or trademarks of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.